UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 12, 2005

Aspect Medical Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24663	04-2985553
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

141 Needham Street
Newton, Massachusetts	02464-1505
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 559-7000

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     On September 28, 2005, Aspect Medical Systems, Inc. (the “Company”) reported the resignation of Richard J. Meelia from the Company’s board of directors (the “Board”). Mr. Meelia was a member of the Board’s Audit Committee and Chairman of the Board’s Compensation Committee. On October 12, 2005, the Company received a letter from The Nasdaq Stock Market, Inc. indicating that the Company is not in compliance with the Audit Committee composition requirement for continued listing set forth in Marketplace Rule 4350(d)(2)(A) as a result of having only two independent members instead of the three independent members required by such rule. It is the Company’s intention to be compliant prior to the earlier of its next annual shareholders’ meeting or September 22, 2006, the expiration of the cure period as provided under Marketplace Rule 4350(d)(4).
Item 9.01      Financial Statements and Exhibits
(c)	Exhibits

See Exhibit Index attached hereto.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2005	Aspect Medical Systems, Inc.
	By:	/s/ Michael Falvey
Michael Falvey
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press release dated October 14, 2005